SERVICES AGREEMENT

This SERVICES AGREEMENT is entered into, by and between:

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STRATOS DEL PERU S.A.C., identified with Unified Taxpayer’s Registration No. 20515769774, with domicile in Av. Canaval y Moreyra 380 Office 401, district of San Isidro, province and department of Lima, duly represented by Luis Humberto Goyzueta Angobaldo, identified with National Identification Document No. 10609920, according to powers of attorney registered in Electronic Entry No. 11995912 of the Registry of Legal Entities of the Registry Office of Lima, who will hereinafter be denominated as “THE PROVIDED”; and, on the other part by,

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AGRIBUSINESS CONSULTING & MANAGEMENT PERU SAC, identified with Unified Taxpayer’s Registration No. 20299468845, with domicile in Av. Encalada 569 - Apt. 202 - Urb. Valle Hermoso - Santiago de Surco - Lima - Lima, duly represented by Gisela Fabiola María Camminati Campodónico, identified with National Identification Document No. 09393612 according to powers of attorney registered in Electronic Entry No. 01586246 of the Registry of Legal Entities of the Registry Office of Lima, who will hereinafter be denominated “THE PROVIDER”.

The parties agree to enter into this agreement under the following terms and conditions:

FIRST: BACKGROUND

1.1
THE PROVIDER is a company dedicated to the production and distribution of hydrocarbons produced from sugarcane, for which it requires the provision of services described in the second clause of this agreement.

1.2	THE PROVIDER is a legal entity specialized in the provision of services such as those described in the Second Clause of the agreement.

1.3	As a complement to its business activities, THE PROVIDER contracts THE PROVIDER in accordance with the terms and conditions stated in this agreement.

SECOND: OBJECT

2.1	By means of this agreement, THE PROVIDER commits itself to THE PROVIDED, who accepts to provide the following services:

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Update the use of funds for Phase 1 of the Project of STRATOS DEL PERÚ, adding a table that summarizes the updated amounts for each one of the components (administration, land prospecting, acquisition of land, seedbeds and nurseries, composting complex, engineering of mills and distillery).

-	Structure a model that generates cash flows, balance sheets and projected profit and loss statements for the three phases of the project.

-	Structure a financial model with dynamic Excel tables which allows the simulation of various scenarios, both in the most important productive variables, as well as in the financial variables.

2.2	Each and every one of the goods, material and/or equipment that THE PROVIDER requires for the performance of its obligations foreseen in this agreement, will be acquired directly by THE PROVIDER.

THIRD: TERM

3.1	The term for the performance of the services described in the preceding clause, will be of forty five (45) calendar days counted from the day following the signature of this document.

3.2
Despite the agreed term, THE PROVIDED may unilaterally terminate this agreement without explanation of cause. In such case, THE PROVIDED will send to THE PROVIDER a written communication with fifteen (15) calendar days of prior notice, after which the present agreement will be determined with full rights without giving rise to any claim, indemnification, payment or compensation.

3.3
In the event that THE PROVDED decides to terminate this agreement in advance, he will draw up a joint liquidation together with THE PROVIDER in order to determine the exact consideration that must be paid to THE PROVIDER for the services that it would have provided during the validity of the agreement.

FOURTH: CONSIDERATION

4.1
THE PROVIDED undertakes to pay in favor of THE PROVIDER, for the services which are the subject of this agreement, the amount of US $ 98,732.45 (ninety eight thousand seven hundred thirty two and 45/100 United States Dollars) including the applicable taxes. The payment will be made upon completion of the term of the services.

4.2	THE PROVIDER undertakes to issue the corresponding payment invoices.

4.3	The parties declare that the above mentioned amount includes the own expenses of the service. Any other additional expense must have the prior written approval of THE PROVIDED.

4.4	All of the payments will be made against the conformity issued by the General Manager of THE PROVIDED.

4.5	THE PROVIDED will make the corresponding withholdings from the consideration that it must pay THE PROVIDER in accordance with the current tax norms.

FIFTH: ASSIGNMENT.

5.1
It is established between the parties that, with regard to this agreement, THE PROVIDER may not isigned its rights or its contractual position, in all or in part without the prior and express written consent of the authorized representative of THE PROVIDED.

5.2
By means of this document THE PROVIDER expressly authorizes THE PROVIDED in advance, so that the latter may partially or totally asign any right and/or obligation, generated by this agreement, including its contractual position.

5.3
It is expressly established that the assignment agreement will be in effect from the moment in which the agreement between THE PROVIDED and the transferee is communicated to THE PROVIDER by means of a notarized letter to its domicile indicated in the introduction of this document.

5.4
Despite being unnecessary for the validity and the effects of the assignment agreement referred to in the preceding paragraphs, at the request of THE PROVIDED and/or of the corresponding transferee, THE PROVIDER undertakes, when the case arises, to grant the private and/or public documents and instruments that are required so that this assignment, whether of rights, obligations and even the assignment of contractual position with regard to this agreement, comes into full effect between the transferee and THE PROVIDER, without any limitations.

SIXTH: OBLIGATIONS OF THE PROVIDED

In virtue of this agreement THE PROVIDED undertakes the following:

6.1	To provide the necessary facilities to THE PROVIDER so that it may comply with the provision of the services referred to in this agreement.

6.2	To pay THE PROVIDER the agreed consideration within the established terms.

SEVENTH: OBLIGATIONS OF THE PROVIDER

For its part, THE PROVIDER undertakes the following:

7.1	To provide the services which are the subject of this agreement with diligence in accordance with the terms and conditions established herein.

7.2	To return the documentation which it may have received at the time of provision of the contracted services.

7.3	To carry out the necessary coordination with THE PROVIDED for the performance of the services which are the subject of this agreement.

7.4	Not to subcontract the service which is the subject of this agreement, without the prior written approval of THE PROVIDED.

7.5	To comply with the rest of the obligations foreseen in this agreement and with the norms of the Peruvian Civil Code.

EIGHTH: CONFIDENTIALITY

8.1
THE PROVIDER undertakes to maintain the most absolute reserve confidentiality all and any information of THE PROVIDED or of its business, to which it has had access at the time of the execution of this agreement. This obligation will remain in good standing regardless of the expiry or termination of this agreement.

8.2
The following are exempt from this provision; the information (a) which was public at the time it was delivered to THE PROVIDER or which becomes public as the result of an event other from a situation of non-compliance of the obligations assumed by either of the parties, (b) which THE PROVIDER may have acquired without assuming an obligation of confidentiality, from a source other than the other party, its representatives, officers, workers, subcontractors or advisors; and (c) which must be revealed and/or divulged in the course of or by mandate of a law, decree, sentence or order of the competent authority in exercise of its legal functions.

NINTH: MODIFICATIONS AND TERMINATION OF THE AGREEMENT

9.1	This agreement constitutes the total agreement between the parties and will prevail over any previous agreement or statements, verbal or written, with regard to the object thereof. This agreement cannot be modified or amended, unless it is in writing and with the signature of the legal representatives of each party duly authorized; it is considered that said agreement cannot be modified or amended by any other act, document, usage or custom.

9.2
Furthermore, in the event of non-compliance of the obligations assumed in this agreement, the remedy of the non-compliance may be required by notarized means within a period no greater than fifteen (15) calendar days, failing which this agreement may be concluded with full legal right.

TENTH: APPLICABLE LAW

The parties expressly establish that, in all that has not been foreseen in this agreement, the Civil Code will be applied and, in general, Peruvian legislation.

ELEVENTH: NATURE OF THE CONTRACT

11.1
The parties expressly establish that this agreement is of a civil nature and does not involve any kind of subordinate or dependent relationship between THE PROVIDER or its workers with THE PROVIDED, or its employees.

11.2
Furthermore, THE PROVIDED is not responsible for the non-compliance by THE PROVIDER of its obligations in administrative, tax matters or, in general, for the obtaining or renewal of its authorizations, permits, licenses, concessions or similar documents required for the performance of its business activities.

TWELFTH: JURISDICTION AND LEGAL DOMICILE

The parties submit to the jurisdiction of the Judges and Tribunals of the judicial district of Lima-Cercado, for the interpretation, execution or solution of any conflict or discrepancy that may arise from this agreement, expressly resigning the jurisdiction of their domiciles.

The parties state as their domiciles those which appear in the introduction of the present document, being understood that they can only be changed by a notarized communication sent by the interested party with no less than ten (10) working days prior notice before the effective change in domicile.

All of the communications relating to the agreement and in general, everything that is related to the execution and compliance thereof must be sent to the indicated domiciles. If these formalities for the change of domicile are not complied with, the communications addressed to the domicile stated in the introduction of this agreement will be in effect.

Signed in evidence of agreement and approval on January seven of the year two thousand eight.

THE PROVIDED    THE PROVIDER